EXHIBIT 4.30


                   AMENDMENT TO SECURED CONVERTIBLE NOTE


          THIS AMENDMENT TO SECURED CONVERTIBLE NOTE (this "Amendment") is made and entered into as of the 28th day of October, 2003, by and among CAYDAL, LLC (the "Payee"), having an address at 410 Marion Street, Denver, Colorado 80218, and U.S. Energy Corp. (the "Maker"), having its principal place of business at 877 North 8th West, Riverton, Wyoming 82501. Capitalized terms used and not defined herein have the meanings set forth in the Note (as defined below).

                                   BACKGROUND

          A. The Maker entered into an 8% Secured Convertible Note in favor of the Payee on May 30, 2002 in the principal amount of $1,000,000. The Payee converted $100,000 of the indebtedness represented by the original 8% Secured Convertible Note to shares of common stock of the Maker, and the Maker thereupon issued to the Payee a new 8% Secured Convertible Note, dated June 25, 2003, in the principal amount of $900,000 (hereafter, the "Note").

          B. The Maker and the Payee each desire to provide for an extension of the Maturity Date of the Note, the accrual of interest after September 1, 2003, and the mandatory conversion of all amounts due under the note as of the Maturity Date into shares of the Maker's common stock.

          C. In order to effect the foregoing, the parties have agreed to amend the Note, as more particularly set forth herein.

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Maker and Payee, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                Amendment of Note

          1.1. Amendment to Section 1. Section 1 of the Note is hereby amended and restated as follows:

     "1. Maturity. Except to the extent earlier converted in accordance with Section 6, the entire amount outstanding under this Note (principal and interest) will be due and payable at the aforesaid address of Payee or such other place as Payee may designate on December 31, 2004 (the "Maturity Date")."

          1.2 Amendment to Section 2. Section 2 of the Note is hereby amended and restated as follows:

     "2. Payment of Interest. Interest on the principal outstanding under this Note shall be payable on the first business day of each June, September, December and March (each an "Interest Payment Date") commencing September 1, 2002 until the entire principal balance and accrued interest is paid in full or converted in accordance with
     Section 6. All interest accruing on the outstanding principal hereunder from and after the September 1, 2003 Interest Payment Date shall not be payable quarterly in cash but shall instead be added to the principal outstanding under this Note."







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          1.3 Amendment to Section 3. Section 3 of the Note is hereby amended and restated as follows:

     "3. Pre-Default Interest Rate. Prior to the occurrence of an Event of Default (as hereinafter defined), the outstanding principal balance of this note shall bear interest at a rate per annum (the "Pre-Default Rate") equal to the Federal Short Term Rate for annual compounding (the "Federal Short Term Rate") (as such term is defined in Section l274(d) of the Internal Revenue Code), with changes in the interest rate hereunder occurring coincident with changes in such Federal Short Term Rate."

          1.4 Amendment to Section 5. All of Section 5 of the Note is hereby deleted.

          1.5 Amendment to Section 6. Section 6 of the Note is hereby amended and restated as follows:

     "6. Conversion.

               a. Optional Conversion. At any time and from time to time prior to repayment of all amounts due under the Note, the principal amount of the Note and accrued and unpaid interest thereon shall be convertible at the option of the Payee into fully paid and non-assessable shares of common stock of either (x) the Maker ("USEG Common Stock") or (y) Rocky Mountain Gas, Inc. ("RMG Common Stock", and, together with USEG Common Stock, "Common Stock"); provided, however, that each conversion effected pursuant to this sentence shall be in an amount which is no less than the lesser of (i) $100,000 or
     (ii) the amount outstanding under the Note at the time of such conversion. The number of shares of USEG Common Stock or RMG Common Stock, as the case may be, that Payee shall be entitled to receive upon conversion shall be equal to the number attained by dividing the amount of the Note being converted by the Conversion Price. The term "Conversion Price" shall mean $2.25 with respect to any amount of this Note converted into USEG Common Stock and $1.50 with respect to any amount of this Note converted into RMG Common Stock.

               1. In order to exercise the conversion privilege pursuant to this Section 6(a), Payee shall surrender this Note, duly endorsed, to Maker's address set forth above, and shall give written notice of conversion to Maker stating Payee's election to convert this Note or the portion thereof specified in said notice. As promptly as practicable after the surrender of this Note as aforesaid, Maker or Rocky Mountain Gas, Inc. ("RMG" and, together with the Maker, the "Companies" and each individually a "Company"), as applicable, shall issue and shall deliver to Payee a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 6(a) and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided below. In case this Note shall be surrendered for partial conversion, the Maker shall execute and deliver to Payee, without charge, a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note. If the Payee elects to exercise the conversion privilege set forth in this Section 6(a) only as to interest, the Payee shall not be required to surrender this Note.


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               2. Each conversion effected pursuant to this Section 6(a)
     shall be deemed to have been effected on the date on which this Note shall have been surrendered and the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion.

               3. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. If any fractional share of Common Stock would be issuable upon the conversion of this Note, Maker shall make an adjustment therefor in cash at the Conversion Price.

               b. Mandatory Conversion. Provided that no Event of Default has occurred and is continuing under the Note, the total amount outstanding under the Note as of the Maturity Date (including principal, accrued and unpaid interest and any fees due hereunder) shall, without further action on the part of any person, be automatically converted into shares of USEG Common Stock on the Maturity Date (the "Mandatory Conversion"). The number of shares of USEG Common Stock that Payee shall be entitled to receive upon the Mandatory Conversion shall be equal to the total amount outstanding under the Note divided by the Conversion Price for the USEG Common Stock.

          1.6 Amendment to Section 7. Section 7 of the Note is hereby amended and restated as follows:

               7. Adjustments. The Conversion Price and the number of shares of Common Stock purchasable pursuant to this Note are subject to adjustment from time to time as follows:

               a. In the event the a Company should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Common Stock shall be increased in proportion to such increase of outstanding shares.

               b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.


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               c. For further clarification and to eliminate any ambiguity, the term "Common Stock" as used in this Section 7 shall refer to USEG Common Stock if the "Company" for purposes of this Section 7 is the Maker or RMG Common Stock if the "Company" for purposes of this
     Section 7 is RMG."

          1.7 Amendment to Section 8. Section 8 of the Note is hereby amended and restated as follows:

               8. Mergers, Consolidations, Sales. In the case of any consolidation or merger of a Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of such Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note. Neither Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than such Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Payee, the obligation to deliver to Payee such shares of stock, securities or assets as, in accordance with this Section 8, Payee may be entitled to receive. For further clarification and to eliminate any ambiguity, the term "Common Stock" as used in this Section 8 shall refer to USEG Common Stock if the "Company" for purposes of this
     Section 8 is the Maker or RMG Common Stock if the "Company" for purposes of this Section 8 is RMG."

          1.8 Amendment to Section 11. Section 11 shall be amended to add the following subsection (c):

     "c. Registration. If the Maker proposes to file a registration statement on Form S-3 with the SEC (a "Registration Statement"), either for its own account or for the account of others, the Maker shall, prior to filing such Registration Statement, provide written notice to the Payee of the Maker's intention to file such Registration Statement (a "Registration Notice"). Payee shall be entitled to register all or any portion of the Interest Shares held by such Payee by providing written notice (an "Acceptance Notice") to the Maker of Payee's election to participate in such registration. Each Acceptance Notice shall (i) be delivered to the Maker within thirty (30) days after receipt of the Registration Notice and (ii) specify the number of Interest Shares (as defined below) intended to be sold or disposed of by Payee. The Maker shall use its best efforts to cause all Interest Shares to be included in the Registration Statement. To the extent not inconsistent with the


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     foregoing, all benefits of the registration covenant contained in
     Section 5 of the Subscription Agreement shall be retained by Payee in connection with a registration of Interest Shares effected pursuant to this paragraph (c), and for purposes of applying said Section 5 to the Interest Shares, all references in said Section 5 to "Shares" shall be deemed to refer to the Interest Shares. For purposes of this Note, the term "Interest Shares" shall mean those shares of USEG Common Stock received by the Payee in connection with any conversion of accrued interest in accordance with Section 6 hereof."

                                 ARTICLE 2
                               Miscellaneous

          2.1. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Wyoming.

          2.2. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          2.3. Interpretation. Unless the context of this Amendment otherwise requires, (i) words of any gender include each gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Amendment; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Amendment; and (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

          2.4. Amendments. The provisions of this Amendment, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the parties hereto.

          2.5. Entire Agreement. This Amendment, together with the Note, contains the entire agreement and understanding between the parties with respect to the subject matter of the Note, the Subscription Agreement, and that certain Security Agreement by and between Maker and Caydal dated May 30, 2002 (the "Security Agreement").

                  2.6. Full Force and Effect. Other than as set forth herein, the terms of the Note shall remain in full force and effect.

          2.7 Further Assurances. Maker hereby agrees to take all steps necessary or desirable and to proceed diligently and in good faith to cause RMG to comply with all provisions of the Note or this Amendment that require RMG to take action or refrain from taking action, as the case may be.

          2.8 Ratification of Agreements.


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               2.8.1 Until the Note is fully paid or converted into Common
Stock, Caydal shall be, for purposes of Section 4 of the Subscription Agreement, considered to hold Maker's indebtedness for borrowed money in an amount equal to the amount then outstanding under the Note.

               2.82. Maker and Caydal each agree and acknowledge that the Security Agreement shall remain in full force and effect until the amount outstanding under the Note is paid in full or converted into Common Stock.

          2.9. No Waiver. Except as specifically set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of any right, power or remedy of the parties hereto under the Note and the related agreements executed in connection therewith or constitute a waiver of any provision thereof.

          2.10. Counterparts. This Amendment may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.



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          IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first written above.



U. S. ENERGY CORP.                          CAYDAL, LLC
                                            By: San Isabel Limited,
                                                its managing member


By:_____________________________            By:_________________________________
Name:    Keith G. Larsen                       Name:    Kevin Daly
Title:   President                             Title:   General Partner







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